   As filed with the Securities and Exchange Commission on November 26, 1996

                                                  REGISTRATION STATEMENT NO. 33-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           _________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           _________________________

                           DATA TRANSLATION II, INC.
             (Exact name of Registrant as specified in its charter)

       Delaware                                             04-3332230
 (State of Incorporation)                                (I.R.S. Employer
                                                       Identification Number)

                                100 LOCKE DRIVE
                      MARLBORO, MASSACHUSETTS  01752-1192
                                 (508) 481-3700


  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)


                           DATA TRANSLATION II, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                           _________________________

                            ALFRED A. MOLINARI, JR.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           DATA TRANSLATION II, INC.
                                100 LOCKE DRIVE
                      MARLBORO, MASSACHUSETTS  01752-1192
                                 (508) 481-3700

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           _________________________

                                With a copy to:
                             Stuart M. Cable, Esq.
                          Goodwin, Procter & Hoar  LLP
                                 Exchange Place
                                53 State Street
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000

                           _________________________


                        CALCULATION OF REGISTRATION FEE

=============================================================================================================================
Title of Securities Being      Amount to be    Proposed Maximum Offering    Proposed Maximum  Aggregate        Amount of
     Registered                Registered (1)        Price Per Share              Offering Price             Registration Fee
-----------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.01    150,000 shares        $7.32(2)                    $ 1,098,000                 $333
 per share
=============================================================================================================================

(1) Plus such additional number of shares as may be required pursuant to the Data Translation II, Inc. Employee Stock Purchase Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2) This estimate is based on the book value of the Common Stock of Data Translation II, Inc. on August 31, 1996 pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for purposes of determining the registration fee.


================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference.
          -----------------------------------------------

          Data Translation II, Inc. (the "Company") hereby incorporates by reference the documents listed in (a) through (c) below, which have previously been filed with the Securities and Exchange Commission.

    (a) The Company's effective Registration Statement on Form 10, containing audited financial statements for the fiscal year ended November 30, 1995, filed with the Securities and Exchange Commission on September 13, 1996, as amended;

    (b) All other reports filed since November 30, 1995 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

    (c) The description of the Company's common stock contained in its Registration Statement on Form 10, filed with the Securities and Exchange Commission on September 13, 1996, as amended, under Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating such description.

          In addition, all documents subsequently filed with the Securities and Exchange Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4.   Description of Securities.
          -------------------------

     Not Applicable.


Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     Not Applicable.


Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     In accordance with Section 145 of the General Corporation Law of the State of Delaware, Article VII of the Company's Certificate of Incorporation (the "Certificate") provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate provides that if the General Corporation Law of the State of Delaware is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     Article V of the Company's By-laws provides for indemnification by the Company of its directors, officers and certain non-officer employees under certain circumstances against expenses (including attorney's fees, judgments, fines, taxes, penalties and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was a director, officer or employee of the Company if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

     The Company carries directors' and officers' liability insurance covering its directors and officers.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

     Not applicable.


Item 8.   Exhibits.
          --------

     The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

Exhibits
--------

   4.1    Data Translation II, Inc. Employee Stock Purchase Plan.
   4.2    Form of Employee Stock Purchase Plan Enrollment Form
   5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
  23.1    Consent of Goodwin, Procter & Hoar LLP (to be included in
          Exhibit 5.1).
  23.2    Consent of Arthur Andersen LLP, Independent Accountants.
  24.1 Powers of Attorney (included on page 4 of this registration statement).


Item 9.   Undertakings.
          ------------

  (a)     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Marlboro, Commonwealth of Massachusetts, on November 26, 1996.

                                         DATA TRANSLATION II, INC.

                                         By:  /s/ Alfred A. Molinari, Jr.
                                            ------------------------------------
                                              Alfred A. Molinari, Jr.
                                              President and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Data Translation II, Inc. hereby severally constitute Alfred A. Molinari, Jr. our true and lawful attorney with full power to him to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Data Translation II, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


          SIGNATURE                           CAPACITY                                        DATE
          ---------                           --------                                        ----

/s/ Alfred A. Molinari, Jr.           Chairman of the Board of Directors,                   November 26, 1996
--------------------------------      President and Chief Executive Officer
Alfred A. Molinari, Jr.               (Principal Executive Officer)


/s/ Gary B. Godin                     Chief Financial Officer (Principal Financial          November 26, 1996
--------------------------------      Officer and Principal Accounting Officer)
Gary B. Godin

/s/ Ellen W. Harpin                   Director, Vice President and Secretary                November 26, 1996
--------------------------------
Ellen W. Harpin

                                 EXHIBIT INDEX


Exhibit No.                 Description
----------                  -----------

     4.1     Data Translation II, Inc. Employee Stock Purchase Plan.

     4.2     Form of Employee Stock Purchase Plan Enrollment Form

     5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

    23.1     Consent of Goodwin, Procter & Hoar LLP (to be included in
             Exhibit 5.1).

    23.2     Consent of Arthur Andersen LLP, Independent Accountants.

    24.1 Powers of Attorney (included on page 4 of this registration statement).